SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  September 12, 2006

deCODE genetics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-30469	04-3326704
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

Sturlugata 8, IS-101 Reykjavík, Iceland

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code +354-570-1900

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d)           On September 12, 2006, deCODE’s Board of Directors increased the size of the Board from seven members to eight members and to fill the newly-created position appointed  Peter Goodfellow as a Class III director to serve until the 2007 annual meeting of stockholders.  At the time of this filing, Dr. Goodfellow has not been named to serve on any committee of the Board and no determination about his future committee assignments has been made.

There is no arrangement or understanding between Dr. Goodfellow and any other persons pursuant to which he was selected as a director.

Dr. Goodfellow is not a party to any transactions with deCODE that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Act of 1933.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

deCODE genetics, Inc.

By:	/s/ Kari Stefansson
Kari Stefansson,
President, Chief Executive Officer

Dated: September 12, 2006